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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Registration Statement on Form S-1 on Form S-3 of:


     - Our reports dated March 19, 1999 relating to the financial statements of Rifkin Acquisition Partners, L.L.L.P., and Rifkin Cable Income Partners LP for the year ended December 31, 1998, which appear in Amendment No. 1 to Charter Communications, Inc.'s Registration Statement on Form S-1 dated September 22, 2000 and the Annual Report on Form 10-K for the year ended December 31, 1999; and

     - Our reports dated February 15, 2000 relating to the financial statements of Rifkin Acquisition Partners, L.L.L.P., Rifkin Cable Income Partners LP, Indiana Cable Associates, Ltd and R/N South Florida Cable Management Limited Partnership for the period ended September 13, 1999, which appear in Amendment No. 1 to Charter Communications, Inc.'s Registration Statement on Form S-1 dated September 22, 2000 and the Annual Report on Form 10-K for the year ended December 31, 1999.

     We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Denver, Colorado

January 26, 2001